UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 22, 2024

WHIRLPOOL CORPORATION

(Exact name of registrant as Specified in Charter)

Delaware	1-3932	38-1490038
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 North M-63, Benton Harbor, Michigan	49022-2692
(Address of principal executive offices)	(Zip Code)

(269) 923-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $1.00 per share	WHR	Chicago Stock Exchange and New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Contract

On February 22, 2024, Whirlpool Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with SMBC Nikko Securities America, Inc., BNP Paribas Securities Corp., ING Financial Markets LLC, Mizuho Securities USA LLC, Scotia Capital (USA) Inc. and SG Americas Securities, LLC, as representatives of the several underwriters named therein, relating to the offering by the Company of $300 million aggregate principal amount of 5.750% Senior Notes due 2034 (the “Notes”), in a public offering pursuant to a registration statement on Form S-3 (File No. 333-276169), and a preliminary prospectus supplement and prospectus supplement related to the offering of the Notes, each as previously filed with the Securities and Exchange Commission (the “Commission”). On February 22, 2024, the Company filed a pricing term sheet with the Commission relating to the Notes. On February 27, 2024, the Company closed its offering of the Notes.

The Company intends to use the net proceeds from the sale of the Notes, together with cash on hand, to repay, at maturity, all $300 million aggregate principal amount of the Company’s 4.000% Notes due March 1, 2024.

The Notes were issued under an indenture (the “Indenture”), dated March 20, 2000, between the Company, as issuer, and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association, as successor to Citibank, N.A.), as trustee, as supplemented by a Certificate of Designated Officers establishing the terms and providing for the issuance of the Notes, a copy of which is filed as Exhibit 4.1 hereto.

Kirkland & Ellis LLP, U.S. counsel to the Company, has issued an opinion to the Company, dated February 27, 2024, regarding certain legal matters with respect to the Notes. A copy of this opinion is filed as Exhibit 5.1 hereto.

The foregoing description of the Underwriting Agreement and Certificate of Designated Officers does not purport to be complete and is qualified in its entirety by reference to the full text of each of the foregoing, which are filed with this report as Exhibits 1.1 and 4.1, respectively. Each of the foregoing documents is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

1.1	Underwriting Agreement, dated February 22, 2024, among Whirlpool Corporation, SMBC Nikko Securities America, Inc., BNP Paribas Securities Corp., ING Financial Markets LLC, Mizuho Securities USA LLC, Scotia Capital (USA) Inc. and SG Americas Securities, LLC.

4.1	Certificate of Designated Officers of Whirlpool Corporation, dated February 27, 2024.

5.1	Opinion of Kirkland & Ellis LLP.

23.1	Consent of Kirkland & Ellis LLP (contained in Exhibit 5.1).

104	The cover page from this Current Report on Form 8-K formatted in Inline XBRL (included as Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHIRLPOOL CORPORATION

February 27, 2024	By:	/s/ James W. Peters
	Name:	James W. Peters
	Title:	Executive Vice President and Chief Financial Officer